I:\PBOOKER\JMA\Key Energy Group\brw\924 Stock Purchase Agreement.wpd










                            Stock Purchase Agreement

                                     among,

                           Key Energy Drilling, Inc.,

                                       and

                          S. K. Rogers, Joe Dee Brooks,
                        Lynn E. Waters and Donnie Roberts



                         Dated as of September ___, 1997

                            Stock Purchase Agreement


     This Stock  Purchase  Agreement  (this  "Agreement")  is entered into as of
September ___, 1997 by and among Key Energy Drilling, Inc., a Delaware corporation ("Buyer"), and S. K. Rogers, Joe Dee Brooks, Lynn E. Waters and Donnie Roberts, each joined herein by their respective spouses (collectively, the "Shareholders").

                                  WITNESSETH :

     Whereas, Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

     Whereas, BRW Drilling, Inc. (the "Company") is a corporation duly organized and validly existing under the laws of the state of Texas, with its principal executive offices at 1001 8th Street, Levelland, Texas 79336; and

     Whereas, the Shareholders own 100,000 shares (the "Company Shares") of common stock, no par value, of the Company (the "Company Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of the Company; and

     Whereas, the Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders all of the issued and outstanding capital stock of the Company.

     Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:




     I. ARTICLE


                                Purchase and Sale

     1.1. Purchase and Sale of the Company Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section
2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholders, all of the Company Shares. In consideration of the sale of the Company Shares, Buyer shall pay to the Shareholders $14,610,000 (the net amount being determined by a gross sales price of $15,000,000 less a $390,000 adjustment for the unaccrued income taxes disclosed in Section 2.1.6 hereof) in cash by wire transfer of immediately available funds, and the Cash Adjustment Payment (as defined in Section 1.3 hereof), if any, in accordance with Section 1.3 hereof.

     1.1. Delivery of the Company Certificates. The Shareholders shall deliver to Buyer on the date hereof duly and validly issued certificates representing all of the Company Shares, each such certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Buyer.

     1.3 Adjustment of Purchase Price. Buyer shall cause to be prepared and delivered to the Shareholders a balance sheet of the Company as of the date hereof (the "Final Balance Sheet") within sixty (60) days after the date hereof
 . Buyer and the Shareholders shall jointly review the Final Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 90 days from the date hereof. Within 10 days of reaching such final determination, the following adjusting payments shall be made:

     (1) If (i) the sum of (A) the Final Net Current Value of the Company (defined below) plus (B) the Capital Expenditure Allowance (defined below) exceeds (ii) the 7/31 Net Current Value of the Company (defined below), Buyer shall pay to the Shareholders the amount of such excess (the "Cash Adjustment Payment").

     (2) If (i) the sum of (A) the Final Net Current  Value of the Company  plus
(B) the Capital Expenditure Allowance is less than (ii) the 7/31 Net Current Value of the Company, the Shareholders shall pay to Buyer the amount of such difference.

     ' The term "Final Net Current Value of the Company" means the dollar value of the amount by which (i) the "Total Current Assets" plus the "Other Assets" as recorded on the Final Balance Sheet exceeds (ii) the "Total Liabilities" minus the "Notes Payable - SKROS" as recorded on the Final Balance Sheet. The term "7/31 Net Current Value of the Company" means negative $707,441.51. The term "Capital Expenditure Allowance" means $_____________.


     1 ARTICLE

                         Representations and Warranties

     1.1. Representations and Warranties of the Shareholders. Each of the Shareholders jointly and severally represents and warrants to Buyer as follows:

     1.1.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

     1.1.1. Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of Hockley County, Texas, above the age of 18 years, and has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of the Company or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or any of the Shareholders is a party or by which the Company or any of the Shareholders or their respective properties are bound.

     1.1.1. Capitalization. The authorized capitalization of the Company consists of 100,000 shares of Company Common Stock, of which, as of the date hereof, 100,000 shares were issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, the Company does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of Company Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

     1.1.1. Ownership of the Company Shares. The Shareholders hold good and valid title to all of the Company Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Buyer the Company Shares, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholders of the Company Shares, Buyer will own the Company Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against the Company or any of the Shareholders that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of the Company.

     1.1.1. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

     1.1.1. Financial Statements. The Company has delivered to Buyer copies of the Company's unaudited balance sheet (the "7/31 Balance Sheet") and related statements of income, copies of which are attached hereto as Schedule 2.1.6 (collectively, the "7/31 Financial Statements"), as, at and for the seven months ended July 31, 1997 (the "Balance Sheet Date"). The 7/31 Financial Statements are complete in all material respects except that the Company's accrual for Federal income taxes has been based solely on quarterly income tax estimates which are based on the Company's total income tax paid for the calendar year 1996. The Shareholders estimate that according to Generally Accepted Accounting Principles (GAAP), the income tax accrual should reflect an additional $390,000. With the exception of the income taxes which have not been properly accrued, the 7/31 Financial Statements presents fairly the financial condition of the Company as and at the dates and for the periods indicated. Except for the inadequate accrual for income taxes (as noted above), the 7/31 Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The accounts receivable reflected in the 7/31 Balance Sheet, or which have been thereafter acquired by the Company, have been collected or are collectible at the aggregate recorded amounts thereof. The inventories of the Company reflected in the 7/31 Balance Sheet, or which have thereafter been acquired by it, consist of items of a quality usable and salable in the normal course of the Company's business, and the values at which inventories are carried are at the lower of cost or market.

     1.1.1. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, the Company does not have any liabilities or obligations, either accrued, absolute or contingent, nor do any of the Shareholders have any knowledge of any potential liabilities or obligations, other than those (i) reflected or reserved against in the 7/31 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date, none of which would materially adversely affect the value and conduct of the business of the Company

     1.1.1. Additional Company Information. Attached as Schedule hereto are true, complete and correct lists of the following items:

     1.1.1.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company, with a description of the nature and amount of any Encumbrances (defined below) thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

     1.1.1.1. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company with a description of the nature and amount of any Encumbrances thereon;

     1.1.1.1. Inventory. All inventory items or groups of inventory items owned by the Company, excluding raw materials and work in process, which raw materials and work in process are valued on the 7/31 Balance Sheet, together with the amount of any Encumbrances thereon;

     1.1.1.1. Receivables. All accounts and notes receivable of the Company, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which the Company holds a security interest to secure payment of the underlying indebtedness, and (iv)a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

     1.1.1.1. Payables. All accounts and notes payable of the Company, together with an appropriate aging schedule;

     1.1.1.1. Insurance. All insurance policies or bonds currently maintained by the Company, including title insurance policies and those covering the Company's properties, rigs, carriers, rig equipment, machinery, transportation equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

     1.1.1.1. Contracts. All contracts, including leases under which the Company is lessor or lessee, which are to be performed in whole or in part after the date hereof;

     1.1.1.1. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of the Company or any employee benefit plan maintained by the Company (collectively, the "Employee Plans"), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements;

     1.1.1.1. Certain Salaries. The names and salary rates of all present employees of the Company, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

     1.1.1.1. Bank Accounts. The name of each bank in which the Company has an account and the names of all persons authorized to draw thereon;

     1.1.1.1. Labor Agreements. Any collective bargaining agreements of the Company with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of the Company;

     1.1.1.1. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used by the Company;

     1.1.1.1. Trade Names. All trade names, assumed names and fictitious names used or held by the Company, whether and where such names are registered and where used;

     1.1.1.1. Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") of the Company under which it conducts its business.

     1.1.1.1. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of the Company relating thereto or with respect to collateral securing the same;

     1.1.1.1. Guaranties. All indebtedness, liabilities and commitments of others and as to which the Company is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

     1.1.1.1. Reserves and Accruals. All accounting reserves and accruals maintained in the 7/31 Balance Sheet;

     1.1.1.1. Leases. All leases to which the Company is a party; and

     1.1.1.1. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by the Company and all environmental audits, assessments, investigations and reviews conducted by the Company within the last five years or otherwise in the Company's possession on any property owned, leased or used by the Company.

     1.1.1. No Defaults. The Company is not a party to, or bound by, any contract or arrangement of any kind to be performed after the date hereof (except as provided in Schedule 2.1.8.7 hereto), nor is the Company in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

     1.1.1.  Absence of Certain  Changes and Events.  Other than as specified in
Schedule 2.1.10 hereto, since the Balance Sheet Date, there has not been:

     1.1.1.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of the Company;

     1.1.1.1. Property Damage. Any material damage, destruction, or loss to the business or properties of the Company (whether or not covered by insurance);

     1.1.1.1. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Company Common Stock, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock;

     1.1.1.1. Capitalization Change. Any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock as described in Section 2.1.3 hereof;

     1.1.1.1. Labor Disputes. Any labor or employment dispute of whatever nature; or

     1.1.1.1. Other Adverse Changes. Any other event or condition known to any of the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of the Company.

     1.1.1. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Company for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Company has only done business in the State of Texas with the exception that the Company has qualified to do business and has commenced doing business in the State of New Mexico as of September 3, 1997; all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by the Company; and the tax provision reflected in the 7/31 Balance Sheet is an estimated $390,000 short in accordance with GAAP to cover liabilities of the Company at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to the Company or its assets or business. No waiver of any statute of limitations executed by the Company with respect to any income or other tax is in effect for any period. The income tax returns of the Company have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of The Company except for taxes not yet currently due. The Company is not subject to any tax-sharing or allocation agreement. The Company is not, nor has it ever attempted to become a Subchapter S-Corporation under the Internal Revenue Code of 1986, as amended. The Company is not and never has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision.

     1.1.1. Intellectual Property. The Company owns or possesses licenses to use all Intellectual Property that is either material to the business of the Company or that is necessary for the rendering of any services rendered by the Company and the use or sale of any equipment or products used or sold by the Company, including all such Intellectual Property listed in Schedule hereto (the "Required Intellectual Property"). The Required Intellectual Property is owned or licensed by the Company free and clear of any Encumbrance. The Company has not granted to any other person any license to use any Required Intellectual Property. The Company has not received any notice of infringement, misappropriation, or conflict with, the Intellectual Property rights of others in connection with the use by the Company of the Required Intellectual Property or otherwise in connection with the Company's operation of its business.

     1.1.1. Title to and Condition of Assets. The Company has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 7/31 Balance Sheet or in Schedule hereto, free and clear of any Encumbrance of any nature whatsoever, except
(i)Encumbrances  reflected  in the 7/31 Balance  Sheet or in Schedule  hereto,
(ii)liens   for  current  taxes  not  yet  due  and  payable,   and  (iii)such
imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which the Company leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company and in respect to which the Company has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, carriers, rig equipment, machinery, transportation equipment, tools and other major items of equipment of the Company are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of each Shareholder's knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by the Company or any of the Shareholders, except such as have been fully complied with.

     1.1.1. Contracts. All contracts, leases, plans or other arrangements to which the Company is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of the Company. The Company is not, and to the knowledge of any of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on the Company. None of the Shareholder has received any information which would cause such Shareholder to conclude that any customer of the Company will (or is likely to) cease doing business with the Company (or its successors) as a result of the consummation of the transactions contemplated hereby.

     1.1.1. Licenses and Permits. The Company possesses all Permits necessary under law or otherwise for the Company to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8 hereto (collectively, the "Required Permits"). Each of the Required Permits and the Company's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Company subject to administrative powers of regulatory agencies having jurisdiction. The Company is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits have been, or to the knowledge of any of the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

     1.1.1. Litigation. Except as set forth in Schedule 2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Company is a party or, to the knowledge of any of the Shareholders, might become a party or which particularly affects the Company or its assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of the Company, pending or, to the knowledge of any of the Shareholders, threatened.

     1.1.1. Environmental Compliance.

     1.1.1.1. Environmental Conditions. Except as disclosed on Schedule 2.1.17 hereto, there are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern on any property presently or previously owned, leased or operated by the Company, or on any property to which any Substance of Environmental Concern or waste generated by the Company's operations or use of its assets were disposed of, which would have a material adverse effect on the business or business prospects of the Company. The term "Substance of Environmental Concern" means
(a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any Environmental Law;

     1.1.1.1. Permits, etc. The Company has, and within the period of all applicable statutes of limitations has had, in full force and effect all Environmental Permits required to conduct its operations, and is, within the period of all applicable statutes of limitations has been, operating in compliance thereunder. "Environmental Permits" as used in this Agreement means any and all permits, licenses, registrations, approvals, notifications , exemptions and any other authorizations required under Environmental Laws (as defined in Section 2.1.17.3 hereof);

     1.1.1.1. Compliance. The Company's operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. "Environmental Law" as used in this Agreement means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect.

     2.1.17.4. Environmental Claims. No notice has been received by the Company or any of the Shareholders, or to the knowledge of the Company or any of the Shareholders, by any predecessor of the Company or any Shareholder, from any entity, governmental agency or individual regarding (nor is the Company or any Shareholder otherwise aware of) any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

     2.1.17.5. Enforcement. The Company, and to the knowledge of any of the Shareholders, no predecessor of the Company or other party acting on behalf of the Company, has entered into or agreed to any consent decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law; 2.1.17.6. Liabilities. The Company has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

     2.1.17.7. Renewals. Neither the Company nor any of the Shareholders knows of any reason the Company (or its successors) would not be able to renew without material expense any Environmental Permit required pursuant to any Environmental Law to conduct and use any of the Company's current or planned operations; and

     2.1.17.8. Asbestos and PCBs. No friable asbestos currently exists on any property owned or operated by the Company, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by the Company in its operations or on its properties.

     1.1.1. Compliance with Other Laws. The Company is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

     1.1.1. ERISA Plans and Labor Issues. Other than the Company's employee health plan (the "Health Plan") described in Schedule 2.1.8.8 hereto, the Company does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as Amended ("ERISA"). The Health Plan complies with and has been administered in a form and in operation in compliance with all applicable laws, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and the Consolidated Omnibus budget Reconciliation Act of 1985, as amended ("COBRA"), and none of the Shareholders have received any notice from any governmental authority questioning or challenging such compliance. The Health Plan has not been conducted in such a manner as would give rise to any material fine, penalties, taxes, claims or charges against the Company by a governmental entity or any third party or otherwise result in a material adverse effect on the Company's financial condition. No claims, demands or causes of action exist with respect to the Health Plan except routine claims for benefits thereunder. All contributions required to be made to the Health Plan have been timely made prior to the date hereof. The execution, delivery and performance of this agreement will not cause the Health Plan to be terminated or otherwise adversely affect the administration or operation thereof. The Company's administration of its Health Plan following the closing in the same manner as such Health Plan was administered by the Company prior to the closing will not violate any applicable laws or otherwise result in any material adverse effect on the financial condition of the Company. The Company does not maintain any plan, program, policy, contract or other arrangement that provides retirement, medical, dental, disability, life insurance or other benefits to any current or former employees of the Company, including any retired employees, or their beneficiaries or dependents. During the six years preceding the date hereof (i) the Company has not participated in or contributed to or had any obligation to contribute to any multiemployer plan (as defined in ERISA Section 3(7)) and has no withdrawal liability with respect to any multiemployer plan, and (ii) has not maintained any pension plan subject to ERISA. The Company is not obligated to pay any severance or benefits to any employee or former employee of the Company as the result of any change in the ownership or control of the Company. The Company has not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on its operations or assets. The Company does not have any dispute with any of its existing or former employees. The Company is not subject to any collective bargaining agreement with any labor union or other representative of employees. There are no labor disputes or, to the knowledge of any of the Shareholders, any disputes threatened by current or former employees of the Company.

     1.1.1. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Company or any of the transactions contemplated by this Agreement is pending or, to the knowledge of any of the Shareholders, threatened, nor has any governmental entity indicated to the Company an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of any of the Shareholders, threatened against or affecting the Company at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of the Company.

     1.1.1. Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in the 7/31 Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of the Company or which might subject the Company to suit or penalty in a private or governmental litigation or proceeding.

     1.1.1. No Untrue Statements. The Company and each of the Shareholders have made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Company's assets and business, and such information covers all commitments and liabilities of the Company relating to its business or the assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

     1.1.1. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by the Company or any of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     1.1.1. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

     1.1. Representations and Warranties of Buyer. Buyer represents and warrants to each of the Shareholders as follows

     1.1.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

     1.1.1. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

     1.1.1. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     1.1.1. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Company and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                    1 ARTICLE

                              Additional Agreements

     1.1. Noncompetition. Except as otherwise consented to or approved in writing by Buyer, each of the Shareholders agrees that for a period of 60 months from the date hereof, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by the Company, Buyer or any affiliate of Buyer on the date hereof, or in any service business the services of which are provided and marketed by the Company, Buyer or any affiliate of Buyer on the date hereof in any state of the United States, or any foreign country in which the Company, Buyer or any affiliate of Buyer transacts business on the date hereof (provided, however, the foregoing shall not be construed as preventing Shareholder Lynn E. Waters from performing any type of activity in the oil and gas industry, including being an employee, consultant or other representative of any other entity, regardless of whether said entity competes against the Company, Buyer or any affiliate of Buyer, so long as Lynn
E. Waters does not own, vote or control as much as five percent (5%) of any security of any class of said business entity); (ii) request any present customers or suppliers of the Company, Buyer or any affiliate of Buyer to curtail or cancel their business with the Company, Buyer or any affiliate of Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of the Company, Buyer or any affiliate of Buyer or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of the Company, Buyer or any affiliate of Buyer to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholders may have under the laws of the states in which they do business requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that the Company, Buyer and its affiliates do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that the Company, Buyer or any affiliate of Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by such Shareholder in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

     1.1. Employment Agreement. The parties hereto acknowledge the execution and delivery of an employment agreement between Joe Dee Brooks and the Company concurrently herewith.

     1.1. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

     3.4. Company's Stock Not Registered. The Company is a privately held corporation and Buyer acknowledges such. The Company's stock has not been registered under the Securities Act of 1933, as Amended (the "Act") or under any applicable state securities laws, and the stock, therefore, cannot be offered for sale, sold, transferred, pledged or otherwise hypothecated except in accordance with the registration requirements of the Act and other such state laws as may be applicable. Buyer acknowledges that Seller has made available to it such information and documents, and that Buyer understands the risk associated with ownership of the capital stock of the Company, and Buyer is capable of bearing the financial risk associated therewith. The Company's shares and the dealings with Buyer are proceeding in reliance on exceptions from registration or qualification requirements pursuant to state law.

     3.5. Opinion of Shareholders' Counsel. Buyer shall have received a favorable opinion, dated as of the Closing Date, from Bradford L. Moore, counsel to the Shareholders, in form and substance satisfactory to Buyer, to the effect that (i) the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Texas; (ii), the Company has fully requisite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently used and operated by it, and is duly qualified to do business and is in good standing as a foreign corporation and authorized to do business in the State of New Mexico; (iii) all outstanding shares of the Company's common stock have been validly issued and are fully paid and non-assessable; (iv) the Shareholders hold good and valid title to all of the Company shares free and clear of all Encumbrances; and (v) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders, and is enforceable against the Shareholders in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Seller or the Shareholders as to matters of fact.

     3.6. Opinion of Buyer's Counsel. Shareholders shall have received a favorable opinion, dated as of the Closing Date, from Lynch, Chappell & Alsup, counsel for Buyer, in form and substance satisfactory to the Shareholders, to the effect that (i) Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full requisite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in the State of Texas; (ii) all corporate proceedings required to be taken by or on the part of Buyer to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken; (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Buyer as to matters of fact.

     3.7. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense by or on the date hereof.


                                    1 ARTICLE

                                 Indemnification

     1.1. Indemnification by the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless the Company, Buyer and their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties"), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the "Damages") in excess of $150,000 in the aggregate that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to (i) any breach by any of the Shareholders of (or the failure of any of the Shareholders to perform) their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by any of the Shareholders under this Agreement, (ii) the Company's ownership and/or operation of those properties distributed to the Shareholders prior to the date hereof referred to in Schedule 2.1.10 hereto,
(iii) the promissory note represented by the "Notes Payable - SKROS" line item on the 7/31 Balance Sheet assumed by the Shareholders prior to the date hereof; provided, however, that (iv) the Shareholders' aggregate obligations to indemnify Buyer and the other parties identified above shall never exceed the aggregate sum of $15,000,000.00; (v) the Shareholders shall not be required to so indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any damages incurred as a result of a breach by either of the Shareholders of their respective representations and warranties of this Agreement, or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by any of the Shareholders under this Agreement for which Buyer fails to provide written notice of a claim for such damages to the Shareholders on or before the expiration of the survival period (as specified in Section 5.1 hereof) of the specific representation or warranty alleged to have been breached; (vi) to the extent the Buyer has actually recovered damages from a collateral source including, but not limited to, a third party or insurance coverage, for which Buyer is indemnified by the Shareholders pursuant to this Section 4.1, then Buyer agrees not to enforce its right to indemnification under this Section 4.1 (and the Buyer agrees that it will, to the extent it can legally do so, subrogate its right to collect any such damages from a collateral source to the Shareholders to the extent the Shareholders have paid such indemnification to the Buyer); and (vii) Buyer agrees it will not seek indemnification under this
Section 4.1 for any environmental remedial work on any of the Company's properties unless the Company (or Buyer) is required to perform such work by a third party or by a governmental entity or agency.

     1.1. Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages in excess of $150,000 in the aggregate, that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to any of the Shareholders by or on behalf of Buyer under this Agreement; provided, however, that (i) Buyer's aggregate obligation to indemnify the Shareholders shall never exceed the sum of $15,000,000.00; (ii) Buyer shall not be required to so indemnify, defend and hold harmless the Shareholders and their employees and agents against and with respect to any damages incurred as a result of a breach by Buyer of any of its representations and warranties in this Agreement, or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by Buyer under this Agreement for which the Shareholders fail to provide written notice of a claim for such damages to Buyer on or before the expiration of the survival period (as is specified in Section 5.1 hereof) of the specific representations or warranty alleged to have been breached; and (iii) to the extent the Shareholders have actually recovered damages from a collateral source, including, but not limited to a third party or insurance coverage for which the Shareholders are indemnified by Buyer pursuant to this Section 4.2, then the Shareholders agree not to enforce their right to indemnification under this Section 4.2 (and the Shareholders agree that they will, to the extent they can legally do so, subrogate their rights to collect any such damages from a collateral source to the Buyer to the extent the Buyer has paid such indemnification to the Shareholders.

     1.1. Indemnification Procedure. In the event that any party hereto discovers or otherwise becomes aware of an indemnification claim arising under
Article 4 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Sections 4.1 or 4.2 hereof, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.




     1 ARTICLE


                                  Miscellaneous

     1.1. Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 24 months from the Closing Date, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.11 hereof shall survive until the expiration of the applicable statute of limitations associated with the taxes at issue. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 24 months from the Closing Date despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

     1.1. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     1.1. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     1.1. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                                    If to Buyer
Addressed to:                                   With a copy to:
Key Energy Drilling, Inc.                       Lynch, Chappell & Alsup
Two Tower Center, Tenth Floor                   300 N. Marienfeld, Suite 700
East Brunswick, New Jersey 08816                Midland, Texas 79701
Attn: General Counsel                           Attn: James M. Alsup
Facsimile:  (908) 247-5148                      Facsimile:  (915) 683-3351

         If to any Shareholder

     Addressed to:                              With a copy to:
     Joe Dee Brooks                             Bradford L. Moore
     2213 S. College                            Attorney at Law
     Levelland, Texas 79336                     P. O. Box 352
                                                Brownfield, Texas 79316
                                                Facsimile: (806) 637-3877
     S. K. Rogers
     1001 8th Street
     Levelland, Texas 79336

     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     1.1. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     1.1. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     1.1. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     1.1. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

     5.9. Multiple Counterparts. This Agreement is executed in duplicate and multiple originals and multiple signature pages. Each duplicate is considered an original and has the same force and effect as if executed with an original signature by all of the parties hereto.



                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the Buyer has caused this Agreement to be signed in its corporate name by its respective duly authorized representative, all as of the day and year first above written.


                                         KEY ENERGY DRILLING, INC.


                                         By:
                                         Name:
                                         Title:



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